UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018

GRUBHUB INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36389	46-2908664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Washington Street, Suite 2100, Chicago, Illinois		60602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 585-7878

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02.  Results of Operations and Financial Condition

On May 1, 2018, Grubhub Inc. (the “Company”) issued a press release announcing the Company’s financial results for the first quarter ended March 31, 2018. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1, is intended to be furnished pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor  shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 25, 2018, in connection with the closing of the previously disclosed Investment (as defined below), the Board of Directors (the “Board”) of the Company has increased the size of the Board from nine to ten members and appointed Arthur Francis Starrs, III to the Board as a Class III director.  As a Class III director, Mr. Starrs will serve on the Board until the Company’s 2020 annual meeting of stockholders and until his successor is duly elected and qualified.  In accordance with the terms of the Investment Agreement (as defined below), so long as the Investor (as defined below) and its affiliates beneficially own at least 50% of the Acquired Shares (as defined below), the Master Services Agreement, dated February 8, 2018, by and among the Company, the Investor, Taco Bell Corp., KFC Corporation and Pizza Hut, LLC has not been terminated and Yum! Brands, Inc. and its subsidiaries have not invested in specified competitors of the Company, the Investor will have the right to designate one person for election to the Board.  The Board has affirmatively determined that Mr. Starrs is independent under the applicable rules and regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.

Pursuant to the terms of the Investment Agreement, Mr. Starrs will not participate in the Company’s compensation and benefit programs in which the Company’s other independent directors participate, other than to receive the benefits of indemnification and insurance consistent with the other independent directors.

There are no family relationships between Mr. Starrs and any officer or other director of the Company or any related party transactions involving Mr. Starrs and the Company.  In addition, Mr. Starrs has not been employed at the Company or any of its subsidiaries.

 Mr. Starrs will have all of the obligations, including fiduciary duties to the Company and its stockholders, of a director under applicable law and pursuant to the Company’s organizational documents.

Item 8.01. Other Events.

On April 25, 2018, the Company and Yum Restaurant Services Group, LLC (the “Investor”), a wholly owned subsidiary of Yum! Brands, Inc., closed the previously announced issuance and sale of 2,820,464 shares of common stock of the Company (the “Acquired Shares”) to the Investor for an aggregate purchase price of $200,000,000 (the “Investment”), pursuant to the Investment Agreement, dated as of February 7, 2018, by and between the Company and the Investor (the “Investment Agreement”).

Item 9.01.  Financial Statements and Exhibits

(d)Exhibits

Exhibit Number	Description

99.1	Press Release issued by Grubhub Inc. on May 1, 2018.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Grubhub Inc. on May 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRUBHUB INC.

Date: May 1, 2018	By:	/s/ Adam DeWitt
Adam DeWitt
Chief Financial Officer